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                                 EXHIBIT a.(ii)

             Amendment to the Articles of Amendment and Restatement



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                                AMENDMENT TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF
                       FORTIS INSURANCE SERIES FUND, INC.

       Fortis Insurance Series Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, does hereby Certify:

       FIRST:


                    That the Articles of Amendment and Restatement of the corporation are hereby amended by striking out Article I and inserting in lieu thereof the following:

                                           ARTICLE I
                                             NAME

                                  "The name of the corporation (which is
                                  hereinafter called the "Corporation") is:

                                              Hartford HLS Series Fund II, Inc."

       SECOND: That the Amendment to the Articles of Amendment and Restatement of the Corporation as hereinabove set forth was duly authorized by the Board of Directors of the Corporation through the adoption of a resolution at a meeting called and held on March 4, 2002.

       THIRD: That the Amendment to the Articles of Amendment and Restatement of the Corporation was approved by a majority of the entire Board of Directors and that the amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 to be made without action by the stockholders.

       FOURTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's Articles of Amendment and Restatement, the Board of Directors has duly divided and reclassified the two billion three hundred million (2,300,000,000) shares of capital stock (par value $0.001 per share), amounting in aggregate par value to $2,300,000, as set forth below:

                                                     CLASS IA                  CLASS IB
                  SERIES                             SHARES                    SHARES
                  ------                             --------                  --------
Hartford Growth Opportunities HLS Fund               187,500,000               12,500,000

Hartford SmallCap Growth HLS Fund                    187,500,000               12,500,000

Hartford U.S. Government Securities HLS Fund         187,500,000               12,500,000

Hartford Value Opportunities HLS Fund                187,500,000               12,500,000

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
         SERIES                                      NUMBER OF SHARES IN SERIES
         ------                                      --------------------------
Hartford American Leaders HLS Fund                            100,000,000

Hartford Blue Chip Stock HLS Fund                             100,000,000

Hartford Blue Chip Stock HLS Fund II                          100,000,000

Hartford Capital Opportunities HLS Fund                       100,000,000

Hartford Global Equity HLS Fund                               100,000,000

Hartford International Stock HLS Fund                         100,000,000

Hartford International Stock HLS Fund II                      100,000,000

Hartford Investors Growth HLS Fund                            100,000,000

Hartford LargeCap Growth HLS Fund                             100,000,000

Hartford MidCap Stock HLS Fund                                100,000,000

Hartford Multisector Bond HLS Fund                            100,000,000

Hartford SmallCap Value HLS Fund                              100,000,000

       FIFTH: That the Amendment to the Articles of Amendment and Restatement of the Corporation as hereinabove set forth was duly authorized by the Board of Directors of the Corporation through the adoption of a resolution at a meeting called and held on September 26, 2001.

       SIXTH: That the Amendment to the Articles of Amendment and Restatement of the Corporation was approved by a majority of the entire Board of Directors and that the amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 to be made without action by the stockholders.

       IN WITNESS WHEREOF, Fortis Insurance Series Fund, Inc. has caused this Amendment to the Articles of Amendment and Restatement to be duly executed by David M. Znamierowski, its President, and attested to by Kevin J. Carr, its Assistant Secretary, this 22 day of April, 2002.

                                              Fortis Insurance Series Fund, Inc.
Attest:
                                         By:  /s/ DAVID M. ZNAMIEROWSKI
                                              ----------------------------------
                                              David M. Znamierowski, President
/s/ KEVIN J. CARR
----------------------------------
Assistant Secretary

       I, David M. Znamierowski, President of Fortis Insurance Series Fund, Inc., hereby acknowledge, in the name and on behalf of said Corporation, the foregoing Amendment to the Articles of Amendment and Restatement to be the corporate act of said Corporation and I further
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certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                              /s/ DAVID M. ZNAMIEROWSKI
                                              ----------------------------------
                                              David M. Znamierowski, President